UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2009

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Heartland Payment Systems, Inc. (the “Company”) approved a new salary and target bonus for Robert O. Carr, the Company’s Chairman of the Board and Chief Executive Officer. As previously disclosed, the Committee retained Frederic W. Cook & Co., Inc. to review and recommend changes to the Company’s compensation structure and philosophy in light of the challenges facing the Company from the previously disclosed processing system intrusion and macro economic conditions and the significant reduction of equity ownership suffered by Mr. Carr as a result of previously announced forced sales of all of his shares of the Company’s common stock.

Pursuant to the Committee’s determinations, Robert O. Carr’s new base salary (effective January 1, 2009) is $715,000 and his target bonus for calendar year 2009 is 100% of his new base salary. The actual pay-out of Mr. Carr’s bonus will be determined by the Compensation Committee based upon certain factors, including the Company’s financial operating performance and Mr. Carr’s individual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2009

Heartland Payment Systems, Inc.
(Registrant)

	By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary